PRA Group Reports Fourth Quarter and Full Year 2025 Results

Company Achieves 13% Cash Collections Growth Year-over-Year and $1.2 Billion of Purchases for Full Year 2025

Net Loss Attributable to PRA Group, Inc. of $305 Million for Full Year 2025, Primarily Driven by a Non-Cash Goodwill Impairment Charge of $413 Million in Q3 2025; Adjusted Net Income Attributable to PRA of $73 million for Full Year 2025

Continued to Improve U.S. Operations and Build on the Strong Track Record of our European Business

NORFOLK, Va., February 26, 2026 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company" or "PRA"), a global leader in acquiring and collecting nonperforming loan portfolios, today reported its financial results for the fourth quarter ("Q4 2025") and full year of 2025.

Q4 2025 Highlights
•Total cash collections of $531.7 million, up 13.6%.
•Cash efficiency ratio1 of 61.4%.
•Net income attributable to PRA Group, Inc. of $56.5 million, or diluted earnings per share of $1.46.
•Total portfolio purchases of $314.8 million.
•Record estimated remaining collections ("ERC")2 of $8.6 billion.

Full Year 2025 Highlights
•Total cash collections of $2.1 billion, up 12.8%.
•Cash efficiency ratio1 of 41.8%. Excluding the $412.6 million non-cash goodwill impairment charge recorded in Q3 2025, adjusted cash efficiency ratio1 of 61.3%.
•Net loss attributable to PRA Group, Inc. of $305.1 million, or diluted earnings per share of $(7.79).
•Excluding the goodwill impairment charge and gain from the sale of the Company's equity interest in RCB (the servicing company for its nonperforming loan investments in Brazil), adjusted net income attributable to PRA 3 of $72.6 million, or adjusted diluted earnings per share4 of $1.84.
•Total portfolio purchases of $1.2 billion, representing the third highest level of investments in Company history.
•Adjusted EBITDA 5 of $1.3 billion, up 16%.

1.Cash efficiency ratio is calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services. Adjusted cash efficiency ratio is calculated by dividing cash receipts less adjusted operating expenses by cash receipts. Calculation of the adjusted cash efficiency ratio can be found at the end of this press release.
2.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
3.A reconciliation of net income/(loss) attributable to PRA Group, Inc. to adjusted net income/(loss) attributable to PRA can be found at the end of this press release.
4.A reconciliation of diluted earnings per share to adjusted diluted earnings per share can be found at the end of this press release.
5.A reconciliation of net income/(loss) attributable to PRA Group, Inc. to Adjusted EBITDA can be found at the end of this press release.

"PRA made significant progress in 2025. Since stepping into the CEO role in June, we have further strengthened our U.S. operational platform, built on the track record of our European franchise, and developed our longer-term strategy and key financial goals," said Martin Sjolund, president and chief executive officer. "In the U.S., we successfully executed against our near-term strategic priorities, including driving cost savings, reorganizing our operations, creating a new talent hub, and implementing our IT modernization roadmap."

"Our adjusted non-GAAP results demonstrate a stable earnings platform, underpinned by a strong and well-diversified capital structure with moderate leverage that has declined in recent quarters. During the fourth quarter, we repurchased $10 million of our shares, bringing the total amount repurchased in 2025 to $20 million, in line with our capital allocation strategy to drive shareholder value."

"Overall, we are moving in the right direction as we continue to improve our financial profile and focus on delivering higher returns while reducing leverage. Looking ahead, we are introducing our PRA 3.0 strategy to evolve the Company into a high-performing, technology-enabled global allocator of capital. We believe that the actions we are taking will drive stronger financial results and unlock meaningful long-term value for our shareholders."

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2025				2024
($ in thousands)	Q4	Q3	Q2	Q1	Q4
U.S. Core	$249,322	$258,277	$253,856	$240,467	$208,624
U.S. Insolvency	20,223	21,131	21,175	20,589	21,722
Europe Core	188,277	185,910	185,652	164,371	162,564
Europe Insolvency	19,166	22,658	24,609	21,205	23,724
Other markets (1)	54,670	54,268	50,996	50,804	$51,432
Total Cash Collections	$531,658	$542,244	$536,288	$497,436	$468,066

Cash Collection Source -
Constant Currency Adjusted	2025				2024
($ in thousands)	Q4				Q4
U.S. Core	$249,322				$208,623
U.S. Insolvency	20,223				21,722
Europe Core	188,277				174,587
Europe Insolvency	19,166				24,680
Other markets (1)	54,670				$54,822
Total Cash Collections	$531,658				$484,434

•Total cash collections in Q4 2025 increased 13.6% to $531.7 million compared to $468.1 million in the fourth quarter of 2024 ("Q4 2024"). For the full year, total cash collections increased 12.8% to $2.1 billion, compared to $1.9 billion in 2024. The increase in both periods was driven by the continued increase in cash generation from our investments in the U.S. legal collections channel as well as strong performance in our European business.

1.Reflects total cash collections in South America, Canada and Australia.

	Three Months Ended Dec 31,		Year Ended Dec 31,
($ in thousands)	2025	2024	2025	2024
Portfolio income	$262,830	$229,720	$1,013,271	$857,188
Recoveries collected in excess of forecast	36,543	31,879	120,696	156,135
Changes in expected future recoveries	27,336	23,381	55,755	84,733
Changes in expected recoveries	63,879	55,260	176,451	240,868
Total portfolio revenue	$326,709	$284,980	$1,189,722	$1,098,056

•Portfolio income in Q4 2025 increased 14.4% to $262.8 million, compared to $229.7 million in Q4 2024. For the full year, total portfolio income increased 18.2% to $1.0 billion, compared to $857.2 million in 2024. The increase in both periods was driven by strong recent purchases at improved returns.
•Changes in expected recoveries in Q4 2025 increased to $63.9 million, compared to $55.3 million in Q4 2024. For the full year, Changes in expected recoveries decreased to $176.5 million, compared to $240.9 million in 2024.
•Total portfolio revenue in Q4 2025 increased 14.6% to $326.7 million, compared to $285.0 million in Q4 2024. For the full year, total portfolio revenue increased 8.3% to $1.2 billion, compared to $1.1 billion in 2024.

Expenses
•Operating expenses in Q4 2025 increased 4.4% to $207.8 million, compared to $199.1 million in Q4 2024.
•For the full year, operating expenses increased by 59.0% to $1.2 billion, compared to $774.8 million in 2024. Excluding the goodwill impairment charge in Q3 2025, adjusted operating expenses1 increased 5.8% to $819.5 million, compared to $774.8 million in 2024. The increase was primarily due to continued investments in our U.S. legal collections channel to drive future cash collections growth.
•For the full year, interest expense, net increased by 9.8% to $251.8 million, compared to $229.3 million in 2024, primarily reflecting higher debt balances to support portfolio investments.
•The effective tax rate for the full year was (19.2)%.

Portfolio Purchases

Portfolio Purchase Source	2025				2024
($ in thousands)	Q4	Q3	Q2	Q1	Q4
U.S. Core	$102,254	$119,672	$160,193	$148,903	$161,167
U.S. Insolvency	10,088	14,809	22,134	12,059	9,460
Europe Core	152,375	95,239	142,465	108,390	220,875
Europe Insolvency	4,758	5,934	4,757	4,856	8,272
Other markets (2)	45,326	$19,838	$16,956	$17,494	$32,896
Total Portfolio Purchases	$314,801	$255,492	$346,505	$291,702	$432,670

•The Company purchased $314.8 million of nonperforming loan portfolios in Q4 2025 and $1.2 billion in 2025.
•At the end of Q4 2025, the Company had in place estimated forward flow commitments3 of $378.0 million over the next 12 months, comprised of $167.4 million in the U.S, $194.8 million in Europe, and $15.8 million in other markets.

1.A reconciliation of Total operating expenses to Adjusted operating expenses can be found at the end of this press release.
2.Reflects total portfolio purchases in South America, Canada and Australia.
3.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming loan portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place based on projections and other factors, including sellers' estimates of future forward flow sales, and are dependent on actual delivery by the sellers and, in some cases, the impact of foreign exchange rate fluctuations. Accordingly, amounts purchased under these agreements may vary significantly.

Credit Availability
•Total availability under the Company's credit facilities as of December 31, 2025 was $1.1 billion, comprised of $825.2 million based on current ERC and subject to debt covenants, and $274.3 million of additional availability subject to borrowing base and debt covenants, including advance rates.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until February 26, 2027, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 83300# until March 5, 2026.

About PRA Group
As a global leader in acquiring and collecting nonperforming loan portfolios, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein that are not historical in nature, including PRA’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that PRA's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA’s filings with the Securities and Exchange Commission ("SEC"), including PRA’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA's website and contain a detailed discussion of PRA's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Portfolio income	$262,830	$229,720	$1,013,271	$857,188
Changes in expected recoveries	63,879	55,260	176,451	240,868
Total portfolio revenue	326,709	284,980	1,189,722	1,098,056
Other revenue	6,681	8,252	12,115	16,468
Total revenues	333,390	293,232	1,201,837	1,114,524
Operating expenses
Compensation and benefits	73,381	74,959	296,665	298,903
Legal collection costs	43,906	34,036	161,647	124,782
Legal collection fees	16,906	16,270	64,319	56,623
Agency fees	23,812	21,583	92,424	83,334
Professional and outside services	20,164	19,592	84,389	83,218
Communication	8,433	9,230	36,704	43,433
Rent and occupancy	3,879	4,474	14,517	16,929
Depreciation, amortization and impairment of long-lived assets	1,728	2,966	10,439	10,792
Goodwill impairment	—	—	412,611	—
Other operating expenses	15,595	15,986	58,395	56,778
Total operating expenses	207,804	199,096	1,232,110	774,792
Income/(loss) from operations	125,586	94,136	(30,273)	339,732
Other income and (expense)
Interest expense, net	(64,370)	(60,574)	(251,788)	(229,267)
Gain on sale of equity method investment	—	—	38,403	—
Other	646	(162)	419	(860)
Income/(loss) before income taxes	61,862	33,400	(243,239)	109,605
Income tax expense	2,647	10,616	46,735	21,032
Net Income/(loss)	59,215	22,784	(289,974)	88,573
Net income attributable to noncontrolling interests	2,687	4,328	15,168	17,972
Net income/(loss) attributable to PRA Group, Inc.	$56,528	$18,456	$(305,142)	$70,601
Net income/(loss) per common share attributable to PRA Group, Inc.
Basic	$1.46	$0.47	$(7.79)	$1.79
Diluted	$1.46	$0.47	$(7.79)	$1.79
Weighted average number of shares outstanding
Basic	38,741	39,468	39,173	39,382
Diluted	38,845	39,681	39,173	39,542

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$104,409	$105,938
Investments	66,628	66,304
Finance receivables, net	4,688,024	4,140,742
Income taxes receivable	17,702	19,559
Deferred tax assets, net	76,955	75,134
Right-of-use assets	29,206	32,173
Property and equipment, net	24,886	29,498
Goodwill	26,871	396,357
Other assets	68,641	65,450
Total assets	$5,103,322	$4,931,155
LIABILITIES AND EQUITY
Liabilities
Accrued expenses and accounts payable	$131,812	$141,211
Income taxes payable	29,845	28,584
Deferred tax liabilities, net	17,064	16,813
Lease liabilities	32,160	36,437
Interest-bearing deposits	106,148	163,406
Borrowings	3,697,338	3,326,621
Other liabilities	48,990	24,476
Total liabilities	4,063,357	3,737,548
Equity
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01par value, 100,000 shares authorized, 38,453 shares issued and outstanding as of December 31, 2025; 100,000 shares authorized, 39,510 shares issued and outstanding as of December 31, 2024	385	395
Additional paid-in capital	11,474	17,882
Retained earnings	1,255,007	1,560,149
Accumulated other comprehensive loss	(287,015)	(443,394)
Total stockholders' equity - PRA Group, Inc.	979,851	1,135,032
Noncontrolling interests	60,114	58,575
Total equity	1,039,965	1,193,607
Total liabilities and equity	$5,103,322	$4,931,155

Purchase Price Multiples as of December 31, 2025 Amounts in thousands, except percentages
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
U.S. Core
1996-2015	$2,736,875	$7,502,110	$102,171	274%	224%
2016	400,545	819,859	35,429	205%	195%
2017	511,902	1,168,721	73,695	228%	193%
2018	604,669	1,373,598	101,701	227%	199%
2019	432,222	1,017,197	77,296	235%	209%
2020	415,384	940,632	97,908	226%	215%
2021	339,885	605,109	130,492	178%	191%
2022	275,433	435,295	151,728	158%	164%
2023	506,319	956,536	495,435	189%	191%
2024	727,672	1,627,822	1,133,172	224%	211%
2025	531,021	1,144,436	1,038,346	216%	216%
Subtotal	7,481,927	17,591,315	3,437,373
U.S. Insolvency
1996-2015	1,472,385	2,806,455	1	191%	154%
2016	67,454	85,643	33	127%	124%
2017	275,257	359,492	257	131%	125%
2018	97,879	137,203	94	140%	127%
2019	120,845	164,082	289	136%	128%
2020	62,130	90,166	1,993	145%	136%
2021	54,898	74,234	7,566	135%	136%
2022	33,442	47,906	13,948	143%	139%
2023	61,242	80,354	42,982	131%	136%
2024	68,168	99,515	64,368	146%	149%
2025	59,091	94,574	89,396	160%	160%
Subtotal	2,372,791	4,039,624	220,927
Total U.S.	9,854,718	21,630,939	3,658,300
Europe Core
2012-2015	1,225,893	3,502,939	501,505	286%	190%
2016	333,090	592,884	139,586	178%	167%
2017	252,174	365,536	81,441	145%	144%
2018	341,775	565,847	154,776	166%	148%
2019	518,610	886,432	288,716	171%	152%
2020	324,119	606,494	222,958	187%	172%
2021	412,411	729,384	346,484	177%	170%
2022	359,447	596,537	391,041	166%	162%
2023	410,593	703,345	487,208	171%	169%
2024	451,786	817,788	724,434	181%	180%
2025	512,533	949,923	892,135	185%	185%
Subtotal	5,142,431	10,317,109	4,230,284
Europe Insolvency
2014-2015	29,849	48,955	—	164%	135%
2016	39,338	58,523	469	149%	130%
2017	39,235	52,785	300	135%	128%
2018	44,908	53,296	686	119%	123%
2019	77,218	114,448	4,538	148%	130%
2020	105,440	162,042	7,550	154%	129%
2021	53,230	80,047	11,541	150%	134%
2022	44,604	65,853	23,130	148%	137%
2023	46,558	66,329	36,108	142%	138%
2024	43,459	64,128	43,558	148%	147%
2025	20,760	30,102	28,167	145%	145%
Subtotal	544,599	796,508	156,047
Total Europe	5,687,030	11,113,617	4,386,331
Total other markets (6)	940,304	2,193,890	564,234	233%	204%
Total PRA Group	$16,482,052	$34,938,446	$8,608,865
(1)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. Purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the December 31, 2025 exchange rate.
(5)The original purchase price multiple represents the purchase price multiple at the end of the year of purchase.
(6)Reflects all vintages in South America, Canada and Australia.

Portfolio Financial Information (1)
Amounts in thousands
	Year Ended December 31, 2025				As of December 31, 2025
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Changes in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
U.S. Core
1996-2015	$53,587	$26,258	$13,387	$39,645	$33,430
2016	12,907	7,702	(636)	7,066	14,911
2017	26,648	14,363	6,487	20,850	30,259
2018	42,911	19,553	7,183	26,736	49,931
2019	37,333	16,692	3,072	19,764	37,766
2020	50,390	21,632	4,934	26,566	50,181
2021	52,793	28,021	(14,710)	13,311	65,403
2022	58,512	25,407	(19,249)	6,158	89,144
2023	185,870	91,451	(33,694)	57,757	268,624
2024	374,880	212,323	42,435	254,758	611,570
2025	106,091	89,455	9,235	98,690	522,814
Subtotal	1,001,922	552,857	18,444	571,301	1,774,033
U.S. Insolvency
1996-2015	1,024	24	1,009	1,033	1
2016	127	16	8	24	31
2017	1,000	92	448	540	227
2018	1,015	32	562	594	89
2019	2,682	85	1,004	1,089	276
2020	8,723	747	(1,207)	(460)	1,806
2021	11,760	1,510	275	1,785	7,080
2022	10,471	2,057	437	2,494	12,425
2023	18,040	5,243	(123)	5,120	36,785
2024	23,097	10,571	(1,091)	9,480	48,880
2025	5,179	5,377	1,461	6,838	59,772
Subtotal	83,118	25,754	2,783	28,537	167,372
Total U.S.	1,085,040	578,611	21,227	599,838	1,941,405
Europe Core
2012-2015	126,911	69,456	43,876	113,332	148,237
2016	27,114	11,577	5,547	17,124	79,003
2017	15,710	5,604	(857)	4,747	54,052
2018	34,331	12,302	3,333	15,635	99,338
2019	61,690	19,757	20,224	39,981	194,078
2020	45,146	17,288	12,576	29,864	134,890
2021	59,665	25,558	7,397	32,955	209,447
2022	67,772	26,901	4,471	31,372	246,086
2023	93,166	37,757	7,603	45,360	290,922
2024	135,606	58,624	6,222	64,846	405,324
2025	57,099	27,241	5,451	32,692	484,918
Subtotal	724,210	312,065	115,843	427,908	2,346,295
Europe Insolvency
2014-2015	347	—	347	347	—
2016	594	81	482	563	120
2017	952	42	630	672	183
2018	1,427	83	306	389	556
2019	6,105	606	424	1,030	3,811
2020	15,517	1,182	2,185	3,367	7,071
2021	14,619	1,591	4,658	6,249	10,553
2022	15,240	2,791	2,957	5,748	19,924
2023	15,679	4,160	1,421	5,581	30,139
2024	15,241	5,996	1,076	7,072	32,886
2025	1,917	1,349	517	1,866	20,382
Subtotal	87,638	17,881	15,003	32,884	125,625
Total Europe	811,848	329,946	130,846	460,792	2,471,920
Total other markets (4)	210,738	104,714	24,378	129,092	274,699
Total PRA Group	$2,107,626	$1,013,271	$176,451	$1,189,722	$4,688,024
(1)Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current year.
(3)Non-U.S. amounts are presented at the December 31, 2025 exchange rate.
(4)Reflects all vintages in South America, Canada and Australia.

Cash Collections by Year, By Year of Purchase (1) as of December 31, 2025 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Total
U.S. Core
1996-2015	$2,736.9	$5,186.4	$673.8	$479.4	$337.7	$230.9	$149.3	$98.2	$67.1	$51.7	$64.7	$53.6	$7,392.8
2016	400.5	—	86.1	195.3	160.1	116.6	88.7	59.9	29.1	17.6	18.1	12.9	784.4
2017	511.9	—	—	94.3	264.4	247.1	185.6	124.8	73.1	41.6	37.5	26.6	1095.0
2018	604.7	—	—	—	106.3	320.2	304.7	214.8	131.6	83.2	68.1	42.9	1271.8
2019	432.2	—	—	—	—	93.4	282.2	237.4	141.7	86.1	61.8	37.3	939.9
2020	415.4	—	—	—	—	—	127.4	274.7	185.4	121.3	83.6	50.4	842.8
2021	339.9	—	—	—	—	—	—	73.8	149.9	115.3	82.8	52.8	474.6
2022	275.4	—	—	—	—	—	—	—	34.9	102.4	87.8	58.5	283.6
2023	506.3	—	—	—	—	—	—	—	—	63.5	211.8	185.9	461.2
2024	727.7	—	—	—	—	—	—	—	—	—	119.8	374.9	494.7
2025	531.0	—	—	—	—	—	—	—	—	—	—	106.1	106.1
Subtotal	7,481.9	5,186.4	759.9	769.0	868.5	1,008.2	1,137.9	1,083.6	812.8	682.7	836.0	1,001.9	14,146.9
U.S. Insolvency
1996-2015	1,472.4	2,290.4	230.4	142.6	78.6	39.1	13.6	4.5	2.9	1.8	1.4	1.0	2,806.3
2016	67.5	—	10.1	18.9	18.2	16.4	13.0	6.6	1.3	0.6	0.4	0.1	85.6
2017	275.3	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.5	1.0	359.3
2018	97.9	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.5	1.0	137.0
2019	120.8	—	—	—	—	13.4	30.9	37.9	36.8	28.0	14.2	2.7	163.9
2020	62.1	—	—	—	—	—	6.5	16.1	20.4	19.5	17.0	8.7	88.2
2021	54.9	—	—	—	—	—	—	4.5	17.7	17.4	15.2	11.8	66.6
2022	33.4	—	—	—	—	—	—	—	3.2	9.2	11.1	10.5	34.0
2023	61.2	—	—	—	—	—	—	—	—	4.5	14.8	18.0	37.3
2024	68.2	—	—	—	—	—	—	—	—	—	12.1	23.1	35.2
2025	59.1	—	—	—	—	—	—	—	—	—	—	5.2	5.2
Subtotal	2,372.8	2,290.4	240.5	210.6	200.8	177.2	153.3	145.2	127.7	98.6	91.2	83.1	3,818.6
Total U.S.	9,854.7	7,476.8	1,000.4	979.6	1,069.3	1,185.4	1,291.2	1,228.8	940.5	781.3	927.2	1,085.0	17,965.5
Europe Core
2012-2015	1,225.8	538.4	350.2	310.3	290.5	241.4	206.0	202.4	164.3	142.4	132.1	126.9	2,704.9
2016	333.1	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	27.4	27.1	466.0
2017	252.2	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	17.9	15.7	267.9
2018	341.8	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	37.1	34.3	417.1
2019	518.6	—	—	—	—	48.0	125.7	121.4	89.8	75.1	68.2	61.7	589.9
2020	324.1	—	—	—	—	—	32.3	91.7	69.0	56.1	50.1	45.1	344.3
2021	412.4	—	—	—	—	—	—	48.5	89.9	73.0	66.6	59.7	337.7
2022	359.4	—	—	—	—	—	—	—	33.9	83.8	74.7	67.8	260.2
2023	410.6	—	—	—	—	—	—	—	—	50.2	103.1	93.2	246.5
2024	451.9	—	—	—	—	—	—	—	—	—	46.3	135.6	181.9
2025	512.5	—	—	—	—	—	—	—	—	—	—	57.1	57.1
Subtotal	5,142.4	538.4	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	623.5	724.2	5,873.5
Europe Insolvency
2014-2015	29.9	7.3	8.3	8.2	7.4	5.4	3.7	1.9	0.8	0.6	0.4	0.3	44.3
2016	39.3	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.8	0.6	61.8
2017	39.2	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.5	1.0	50.3
2018	44.9	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	3.5	1.4	52.9
2019	77.2	—	—	—	—	5.0	21.1	23.9	21.0	17.5	12.9	6.1	107.5
2020	105.4	—	—	—	—	—	6.0	34.6	34.1	29.7	25.5	15.5	145.4
2021	53.2	—	—	—	—	—	—	5.5	14.4	14.7	15.4	14.6	64.6
2022	44.6	—	—	—	—	—	—	—	4.5	12.4	15.2	15.2	47.3
2023	46.7	—	—	—	—	—	—	—	—	4.2	12.7	15.7	32.6
2024	43.4	—	—	—	—	—	—	—	—	—	9.5	15.2	24.7
2025	20.8	—	—	—	—	—	—	—	—	—	—	1.9	1.9
Subtotal	544.6	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	97.4	87.6	633.3
Total Europe	5,687.0	545.7	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	720.9	811.8	6,506.8
Total other markets (4)	$940.3	$33.9	$86.5	$103.9	$83.7	$137.0	$135.9	$125.4	$135.0	$215.9	$220.5	$210.7	$1,488.4
Total PRA Group	$16,482.0	$8,056.4	$1,492.0	$1,512.7	$1,625.2	$1,841.3	$2,005.6	$2,061.8	$1,729.0	$1,660.7	$1,868.6	$2,107.5	$25,960.7
(1)Non-U.S. amounts are presented using the average exchange rates during the respective year.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. Purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.
(4)Reflects all vintages in South America, Canada and Australia.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management uses certain non-GAAP financial measures, including the non-GAAP financial measures referred to below, internally to evaluate the Company’s performance and to set performance goals. Included below are reconciliations of the most directly comparable financial measures calculated in accordance with GAAP to the corresponding non-GAAP financial measure. The non-GAAP financial measures included below should not be considered as an alternative to the most directly comparable financial measure determined in accordance with GAAP. The calculation of the non-GAAP financial measures included below may not be comparable to the calculation of similarly titled financial measures reported by other companies.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income (or loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus goodwill impairment; plus net income attributable to noncontrolling interests; less gain on sale of equity method investment; and plus recoveries collected and applied to Finance receivables, net less Changes in expected recoveries. The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company's operational and financial performance and is useful to investors as other companies in the industry report similar financial measures. Set forth below is a reconciliation of net income/(loss) attributable to PRA Group, Inc. to Adjusted EBITDA for the years ended December 31, 2025 and 2024.

Adjusted EBITDA Reconciliation ($ in thousands)	2025	2024
Net income/(loss) attributable to PRA Group, Inc.	$(305,142)	$70,601
Adjustments:
Income tax expense	46,735	21,032
Foreign exchange (gain)/loss	(755)	9
Interest expense, net	251,788	229,267
Other expense	336	851
Depreciation and amortization	9,035	10,792
Impairment of real estate	1,404	—
Goodwill impairment	412,611	—
Net income attributable to noncontrolling interests	15,168	17,972
Gain on sale of equity method investment	(38,403)	—
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	922,697	787,028
Adjusted EBITDA	$1,315,474	$1,137,552
Adjusted Cash Efficiency Ratio
The Company uses an adjusted cash efficiency ratio to monitor and evaluate operating expenses, excluding goodwill impairment ("Adjusted operating expenses"), relative to cash collections plus fees and revenue recognized from our class action claims recovery services. Management believes the adjusted cash efficiency ratio is a useful financial measure for investors in evaluating the Company's management of operating expenses. The adjusted cash efficiency ratio is calculated by dividing cash receipts less Adjusted operating expenses by cash receipts. The following table provides a reconciliation of Total operating expenses to Adjusted operating expenses and presents the Company's Adjusted cash efficiency ratios for the years indicated (in thousands, except for ratio data):

	Adjusted Operating Expenses Reconciliation and Adjusted Cash Efficiency Ratio
	2025	2024	2023
Cash collections	$2,107,626	$1,868,576	$1,660,450
Fee income	9,996	10,023	10,384
Cash receipts	2,117,622	1,878,599	1,670,834

Total operating expenses	1,232,110	774,792	702,062
Less: Goodwill impairment	412,611	—	—
Adjusted operating expenses	819,499	774,792	702,062

Cash receipts less Adjusted operating expenses	1,298,123	1,103,807	968,772

Adjusted cash efficiency ratio	61.3%	58.8%	58.0%
Adjusted Net Income/(Loss) Attributable to PRA, Adjusted Diluted Earnings Per Share, ROATE and Adjusted ROATE
We use Net income/(loss) attributable to PRA Group, Inc. and Diluted earnings per share excluding the impact of certain transactions that are unusual or infrequent in nature and not reflective of our ongoing operations ("Adjusted net income/(loss) attributable to PRA" and "Adjusted diluted earnings per share", respectively) to monitor and evaluate our operating performance and allow for better comparability. Management believes Adjusted net income/(loss) attributable to PRA and Adjusted diluted earnings per share are useful financial measures for investors in evaluating our operating results.

In addition, the Company uses return on average tangible equity ("ROATE") to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term shareholder return. Average tangible equity is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing Net income/(loss) attributable to PRA Group, Inc. by average tangible equity.

ROATE may include certain items that are not indicative of the ongoing operating results of the Company's business. Accordingly, the Company also uses Adjusted ROATE to monitor and evaluate operating performance relative to the Company's equity. Management believes that Adjusted ROATE is a useful financial measure for investors because it is based on Adjusted net income/(loss) attributable to PRA. Adjusted ROATE is calculated by dividing Adjusted net income/(loss) attributable to PRA by average tangible equity.

The following table provides a reconciliation of Total stockholders' equity - PRA Group, Inc. to average tangible equity and a reconciliation of Net income/(loss) attributable to PRA Group, Inc. to Adjusted net income/(loss) attributable to PRA and provides the Company's ROATE and Adjusted ROATE for the years indicated (in thousands, except for ratio data):

	Balance as of Year End			Average Tangible Equity Reconciliation (1)
	2025	2024	2023	2025	2024	2023
Total stockholders' equity - PRA Group, Inc. (2)	$979,851	$1,135,032	$1,167,112	$1,119,881	$1,159,163	$1,166,846
Goodwill	26,871	396,357	431,564	(262,053)	(415,685)	(423,110)
Other intangible assets	1,435	1,453	1,742	(1,477)	(1,616)	(1,786)
Average tangible equity				$856,351	$741,862	$741,950

				ROATE
				2025	2024	2023
Net income/(loss) attributable to PRA Group, Inc.				$(305,142)	$70,601	$(83,477)
Return on average tangible equity				(35.6)%	9.5%	(11.3)%

				Adjusted Net Income/(Loss) Attributable to PRA Reconciliation and Adjusted ROATE
				2025	2024	2023
Net income/(loss) attributable to PRA Group, Inc.				$(305,142)	$70,601	$(83,477)
Gain on sale of equity method investment				(38,403)	—	—
Goodwill impairment				412,611	—	—
Tax effect of adjusting items (3)				3,515	—	—
Adjusted net income/(loss) attributable to PRA				72,581	70,601	(83,477)
Adjusted ROATE				8.5%	9.5%	(11.3)%
The following table provides a reconciliation of diluted earnings per share to Adjusted diluted earnings per share:

	Adjusted Diluted Earnings Per Share Reconciliation
	2025	2024	2023
Diluted earnings per share	$(7.79)	$1.79	$(2.13)
Effect of adjusting items and dilutive shares (4)	9.63	—	—
Adjusted diluted earnings per share	$1.84	$1.79	$(2.13)

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
(757) 431-7913
IR@PRAGroup.com

1.Amounts represent the average balances for the respective years.
2.Not adjusted for Gain on sale of equity method investment in 2025 due to the de minimis effect.
3.Based on the annual effective tax rate and pretax income excluding the effect of the adjusting items.
4.Impact of the non-GAAP adjusting items and dilutive effect of all potential shares of common stock.